Exhibit 99.1

AMERICAN APPAREL REPORTS FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

•	Fourth quarter 2008 net sales rose 31.0% to $145.6 million, as compared to the fourth quarter of 2007; earnings per share were $0.05, compared to $0.06 in the fourth quarter of 2007

•	2008 net sales totaled $545.1 million, an increase of 40.8% over 2007

•	2008 EPS of $0.20, or $0.33 before merger related stock based compensation expense of $13.2 million ($0.13 per share).

•	2008 Adjusted EBITDA of $70.1 million.

LOS ANGELES, March 17, 2009 – American Apparel, Inc. (NYSE Alternext US: APP) , a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced its financial results for the fourth quarter of 2008 and for the year ended December 31, 2008.

American Apparel reported net sales for the quarter ended December 31, 2008 of $145.6 million, a 31.0% increase over sales of $111.2 million for the quarter ended December 31, 2007. Total retail sales increased 52.7% to $98.0 million for the fourth quarter of 2008 as compared to $64.2 million for the same period in 2007, with comparable store sales for stores open at least 12 months rising 11%. American Apparel ended the quarter with 260 stores, having added 32 net new stores in the period. Total wholesale sales excluding online consumer sales were $36.3 million for the 2008 fourth quarter as compared to $37.3 million for the 2007 fourth quarter, a decrease of 2.8%. Online consumer sales increased 17.6% to $11.4 million in the fourth quarter of 2008 versus $9.7 million for the fourth quarter of 2007.

Gross margin for the fourth quarter of 2008 was 55.4% versus 54.0% for the prior year fourth quarter. Gross margin was favorably impacted by the growth in retail sales from expansion of the U.S. Retail, Canada and International business segments, which generate a higher gross margin than the company’s U.S. Wholesale business segment.

Operating expenses for the fourth quarter of 2008 decreased to 49.1% of net sales, versus 53.4% for the fourth quarter of 2007. Pre-opening expenses for retail stores were $3.6 million in the fourth quarter of 2008, versus $1.6 million in the prior year fourth quarter.

Operating income for the fourth quarter of 2008 was $9.2 million, versus $0.6 million in the prior year fourth quarter. Operating margin for the fourth quarter of 2008 was 6.3%, versus 0.6% in the fourth quarter 2007.

Interest expense for the fourth quarter 2008 decreased to $3.6 million from $4.4 million in the fourth quarter 2007. The decrease in interest expense was due to a decrease in the LIBOR rate on which the company’s floating rate debt is based.

The company’s effective tax rate in the fourth quarter of 2008 was 35.1%.

Net income for the fourth quarter of 2008 was $3.9 million, or $0.05 per diluted share. Net income for the fourth quarter of 2007 was $3.0 million, or $0.06 per diluted share.

For the full year ended December 31, 2008, American Apparel reported consolidated net sales of $545.1 million, a 40.8% increase over sales of $387.0 million for the year ended December 31, 2007. Total retail sales increased 61.8% to $341.3 million for 2008 as compared to $211.0 million for 2007. At December 31, 2008, American Apparel operated 260 stores as compared to 182 stores at December 31, 2007. Comparable store sales for stores open longer than 12 months increased 22% for the year. Total wholesale sales excluding online consumer sales for the year ended December 31, 2008 were $164.4 million as compared to $150.7 million for the year ended December 31, 2007, an increase of 9.1%. Online consumer sales increased 55% to $39.4 million for the year ended December 31, 2008 versus $25.4 million for the year ended December 31, 2007.

Gross margin for the year ended December 31, 2008 was 54.9% versus 55.7% for the year ended December 31, 2007, including the impact of a $13.2 million stock based compensation expense booked to cost of sales in 2008 related to the grant of 1.9 million shares of stock to manufacturing workers pursuant to the merger agreement between Endeavor Acquisition Corp. and American Apparel, Inc.. The stock based compensation expense negatively impacted 2008 gross margin by approximately 240 basis points. Gross margin was favorably impacted by the growth in retail sales from expansion of the U.S. Retail, Canada and International business segments, which generate a higher gross margin than the company’s U.S. Wholesale business segment.

Operating expenses for the year ended December 31, 2008 increased to 48.3% of net sales, versus 47.6% for the year ended December 31, 2007. Operating expenses increased due to higher payroll, rent and occupancy expense related to the growth in the number of retail stores from 182 as of December 31, 2007 to 260 as of December 31, 2008. Pre-opening expenses for retail stores were $10.3 million for the year ended December 31, 2008 versus $5.3 million for the year ended December 31, 2007. Operating expenses were also higher due to an increase in corporate expense of approximately $7.5 million, related primarily to an increase in accounting and professional fees as a result of American Apparel operating as a public company in 2008.

Operating income for the year ended December 31, 2008 was $36.1 million, versus $31.1 million for the year ended December 31, 2007. Operating margin for the year ended December 31, 2008 was 6.6%, versus 8.0% for the year ended December 31, 2007. The operating margin for 2008 includes the 240 basis point reduction in margin from the stock based compensation expense.

Interest expense for the year ended December 31, 2008 decreased to $13.9 million from $17.5 million in for the year ended December 31, 2007. The decrease in interest expense was due to a decrease in the LIBOR rate on which the company’s floating rate debt is based, and lower average balances under the company’s various credit facilities over the course of the year.

The company’s effective tax rate for the year ended December 31, 2008 was 34.0%.

Net income for the full year ended December 31, 2008 was $14.1 million ($22.9 million adjusted for the merger related stock based compensation expense), versus $15.5 million in 2007. Diluted earnings per share for 2008 was $0.20 ($0.33 adjusted for the merger related stock based compensation expense), versus diluted earnings per share of $0.31 in 2007.

Dov Charney, Chairman and Chief Executive Officer, stated: “2008 marked a year of great accomplishments for American Apparel. In addition to opening very promising stores in a large number of new markets, we were very pleased to have achieved the EPS and EBITDA guidance that we outlined as targets a year ago. Now with key parts of our management team starting to take shape, our capital structure resolved, and a sophisticated financial partner at our side in Lion Capital, I strongly believe that our company is better positioned than at any time in its history to succeed and deliver on the great potential of the American Apparel brand.”

For 2009, to date the company has opened five new store locations and has 9 more locations under signed leases which are currently in development. For the year, the company currently expects it will open a total of 25 to 30 new stores.

The company expects consolidated net sales for 2009 in the range of $575 to $600 million, and income from operations in the range of $55 to $65 million. The company expects depreciation and amortization for the year of approximately $25 million.

Please refer to the tables attached to this press release:

•

Table A presents a calculation and reconciliation of consolidated net income as reported to a non-GAAP measurement which excludes the impact of a stock based compensation expense for American Apparel, Inc. and Subsidiaries for the year ended December 31, 2008 (unaudited).

•	Table B presents a calculation and reconciliation of consolidated net income to unaudited Adjusted EBITDA for American Apparel, Inc. and Subsidiaries for the years ended December 31, 2007 and 2006.

•

Table C presents a calculation and reconciliation of transfer pricing adjustments implemented by the company in the fourth quarter of 2008, retroactively for the entire year of 2008, as a result of a review of its international tax exposure.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 15, 2009, American Apparel employed approximately 10,000 people and operated more than 260 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2008 Annual Report on Form 10-K. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)
NET SALES	$145,644	$111,191	$545,050	$387,044
COST OF SALES (including share-based compensation of $12,102 for the year ended December 31, 2008)	64,970	51,136	245,935	171,571

GROSS PROFIT	80,674	60,055	299,115	215,473
OPERATING EXPENSES (including share-based compensation of $530 for the year ended December 31, 2008 and related party charges of $155 and $5,000 for the three months ended December 31, 2008 and 2007, respectively, and $619 and $6,111 for the years ended December 31, 2008 and 2007, respectively)	71,445	59,419	263,051	184,351

INCOME FROM OPERATIONS	9,229	636	36,064	31,122
INTEREST AND OTHER (INCOME) EXPENSE
Interest expense (including related party interest expense of $75 and $342 for the three months ended December 31, 2008 and 2007, respectively, and $346 and $1,633 for the for the years ended December 31, 2008 and 2007, respectively)	3,647	4,392	13,921	17,541
Foreign currency transaction (gain) loss	(426)	(1,175)	621	(722)
Other expense (income)	22	101	155	(980)

TOTAL INTEREST AND OTHER EXPENSE	3,243	3,318	14,697	15,839

INCOME (LOSS) BEFORE INCOME TAXES	5,986	(2,682)	21,367	15,283
INCOME TAX PROVISION (BENEFIT)	2,102	(5,677)	7,255	(195)

NET INCOME	$3,884	$2,995	$14,112	$15,478

Basic earnings per share	$.05	$.06	$.20	$.32
Diluted earnings per share	$.05	$.06	$.20	$.31
Weighted average basic shares outstanding	70,787	50,374	69,490	48,890
Weighted average diluted shares outstanding	71,614	52,451	70,317	49,414

		(unaudited)		(unaudited)
PRO FORMA COMPUTATION RELATED TO CONVERSION TO C CORPORATION FOR INCOME TAX PURPOSES
Historical income before income taxes		$(2,682)		$15,283
Pro forma provision for income taxes		(1,022)		5,826

Pro forma net income		$(1,660)		$9,457

Pro forma basic earnings per share		$(.03)		$.19
Pro forma diluted earnings per share		$(.03)		$.19

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share amounts)

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash	$11,368	$19,292
Trade accounts receivable, net of allowances of $1,441 and $1,876 at December 31, 2008 and 2007, respectively	16,439	16,602
Other receivables	1,438	1,120
Prepaid expenses and other current assets	3,931	4,498
Inventories, net	148,154	106,434
Deferred taxes, current portion	5,628	4,894

Total Current Assets	186,958	152,840

PROPERTY AND EQUIPMENT, net	112,408	64,868
INTANGIBLE ASSETS, net	10,086	2,286
GOODWILL	1,906	950
DEFERRED TAXES	8,444	3,146
OTHER ASSETS	13,203	9,260

TOTAL ASSETS	$333,005	$233,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$2,413	$2,778
Current portion of long-term debt	1,380	99,930
Accounts payable	32,731	15,451
Accrued expenses	26,289	21,877
Income taxes payable	8,855	7,300
Current portion of capital lease obligations	2,616	3,384

Total Current Liabilities	74,284	150,720

LONG-TERM DEBT, net of current portion	99,988	642
SUBORDINATED NOTES PAYABLE TO RELATED PARTIES	3,292	6,036
CAPITAL LEASE OBLIGATIONS, net of current portion	1,986	4,066
DEFERRED RENT	17,043	10,065

TOTAL LIABILITIES	196,593	171,529

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 120,000 shares; 72,221 issued and 70,787 outstanding at December 31, 2008 and 57,595 issued and outstanding at December 31, 2007	7	6
Additional paid-in capital	131,252	57,162
Accumulated other comprehensive (loss) income	(2,703)	865
Retained earnings	17,900	3,788

	146,456	61,821
Less: Treasury stock, 1,434 shares at cost	(10,044)	—

TOTAL STOCKHOLDERS’ EQUITY	136,412	61,821

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$333,005	$233,350

AMERICAN APPAREL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$544,062	$386,931
Cash paid to suppliers, employees and others	(499,184)	(372,595)
Income taxes paid	(11,351)	(3,247)
Interest paid	(12,194)	(17,533)
Other	(162)	1,006

Net cash provided by (used in) operating activities	21,171	(5,438)

CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(68,650)	(22,195)
Purchase of net assets under business acquisition	(3,500)	(1,600)

Net cash used in investing activities	(72,150)	(23,795)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft from financial institution, net	(288)	(1,212)
Borrowings (repayments) under revolving credit facility, net	1,381	(2,659)
Deferred financing costs paid	(4,139)	(1,630)
Advances to stockholders, net	—	(21,594)
Proceeds from exercise of Warrants	65,619	1,200
Purchase of treasury stock	(10,044)	—
Repurchase of common stock for payment of payroll tax withholding on stock-based compensation	(5,174)	—
Cash acquired in reverse Merger	—	123,000
Buy out of Sang Ho Lim	—	(67,903)
Payment of merger-related costs	—	(1,003)
Borrowings of notes payable to related party	2,500	4,732
Repayment of notes payable to related parties	—	(6,804)
Borrowings under notes payable to unrelated parties	966	2,118
Repayment under notes payable to unrelated parties	(1,336)	(8,288)
(Repayments of) borrowings under subordinated note payable to related party	(4,580)	(360)
(Repayment of) borrowing under subordinated note payable to unrelated party	—	(14,201)
Borrowings under term loans and notes payable	—	51,386
Repayment of term loans and notes payable	—	(8,685)
Repayment of capital lease obligations	(3,734)	(3,567)

Net cash provided by financing activities	41,171	44,530

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	1,884	215

NET (DECREASE) INCREASE IN CASH	(7,924)	15,512
CASH, beginning of period	19,292	3,780

CASH, end of period	$11,368	$19,292

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss)	$14,112	$15,478
Depreciation and amortization	20,844	13,306
Imputed interest on stockholder loans	—	577
Stock-based compensation	12,625	—
Impairment charge	644	252
Foreign currency transaction loss (gain)	621	(722)
Inventory (recovery) reserve	(1,731)	537
Bad debt expense (recovery)	598	(313)
Deferred taxes	(6,212)	(6,913)
Deferred rent	7,746	2,594
Changes in cash due to changes in operating assets and liabilities
Trade accounts receivables	(816)	(499)
Other receivables	(374)	—
Inventories	(44,630)	(22,158)
Prepaid expenses and other current assets	(2)	(2,298)
Other assets	(8,053)	(1,714)
Accounts payable	17,482	(15,835)
Accrued expenses	6,196	8,503
Income taxes payable	2,121	3,767

Net cash provided by (used in) operating activities	$21,171	$(5,438)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under capital leases	$1,092	$4,614
Liabilities assumed under Endeavor Acquisition	—	1,411
Reclassification of advances to stockholders	—	553
Issuance of warrants to lender	1,021	—

AMERICAN APPAREL, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

(Amounts in thousands)

The following table presents key financial information for the Company’s business segments:

	Three Months Ended December 31, 2008 (unaudited)
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$38,003	$49,815	$18,731	$39,095	$145,644
Gross profit	30,905	37,892	6,211	5,665	80,673
Income (loss) from operations	25,973	9,153	(1,546)	(15,669)	17,911
Depreciation and amortization	2,051	2,286	1,000	1,193	6,530
Capital expenditures	5,391	9,454	1,513	3,718	20,076
Deferred rent expense	200	1,350	2	609	2,161

	Three Months Ended December 31, 2007 (unaudited)
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$38,012	$35,204	$12,173	$25,802	$111,191
Gross profit	7,892	26,470	7,453	18,240	60,055
Income (loss) from operations	1,694	8,359	(1,504)	3,387	11,936
Depreciation and amortization	1,272	1,203	738	791	4,004
Capital expenditures	2,993	4,175	1,166	3,753	12,087
Deferred rent (benefit) expense	(43)	514	59	461	991

	For the Year Ended December 31, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$162,668	$168,653	$67,280	$146,449	$545,050
Gross profit	46,894	127,936	40,072	84,213	299,115
Income from operations	21,020	33,483	10,754	7,985	73,242
Depreciation and amortization	7,141	6,974	2,409	4,320	20,844
Capital expenditures	18,326	30,860	4,701	18,263	72,150
Deferred rent expense	262	4,042	321	3,121	7,746

	For the Year Ended December 31, 2007
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$144,478	$115,615	$42,407	$84,544	$387,044
Gross profit	40,148	88,833	27,141	59,351	215,473
Income from operations	19,743	24,756	1,522	14,795	60,816
Depreciation and amortization	4,927	4,395	1,983	2,001	13,306
Capital expenditures	5,343	9,329	1,984	7,139	23,795
Deferred rent (benefit) expense	(155)	1,507	156	539	2,047

	Three Months Ended December 31, (unaudited)		For the Year Ended December 31,
	2008	2007	2008	2007
Reconciliation to Income before Income Taxes
Consolidated income from operations of reportable segments	$17,911	$11,936	$73,242	$60,816
Corporate expenses	(8,682)	(11,300)	(37,178)	(29,694)
Interest expense	(3,647)	(4,392)	(13,921)	(17,541)
Other income (expense)	(22)	(101)	(155)	980
Foreign currency transaction gain (loss)	426	1,175	(621)	722

Consolidated Income (Loss) Before Income Taxes	$5,986	$(2,682)	$21,367	$15,283

	Three Months Ended December 31, (unaudited)		For the Year Ended December 31,
	2008	2007	2008	2007
Net Sales by Class of Customer

U.S. Wholesale
Wholesale	$30,379	$31,279	$137,185	$126,701
Online consumer	7,624	6,733	25,483	17,777

Total	$38,003	$38,012	$162,668	$144,478

U.S. Retail	$49,815	$35,204	$168,653	$115,615

Canada
Wholesale	$2,957	$2,616	$12,708	$11,336
Retail	15,341	9,141	52,872	30,068
Online consumer	433	416	1,700	1,003

Total	$18,731	$12,173	$67,280	$42,407

International
Wholesale	$2,944	$3,438	$14,510	$12,631
Retail	32,829	19,837	119,749	65,297
Online consumer	3,322	2,527	12,190	6,616

Total	$39,095	$25,802	$146,449	$84,544

Consolidated
Wholesale	$36,280	$37,333	$164,403	$150,668
Retail	97,985	64,182	341,274	210,980
Online consumer	11,379	9,676	39,373	25,396

Total	$145,644	$111,191	$545,050	$387,044

Table A

American Apparel, Inc. and Subsidiaries

Impact of Merger Related Stock Based Compensation Expense

(Amounts in thousands, except per share amounts)

(unaudited)

In the third quarter of 2008, American Apparel awarded approximately 1.9 million shares of common stock to eligible manufacturing employees in accordance with the terms of the merger agreement between American Apparel, Inc. (formerly Endeavor Acquisition Corp.) and American Apparel, Inc., resulting in $13.2 million of stock based compensation expense, consisting of $12.1 million of stock based compensation expense and $1.1 million of employer related payroll taxes, in the Consolidated Financial Statements for the year ended December 31, 2008. Set forth below is certain financial information about our operating performance that excludes the impact of the stock award and the related stock based compensation expense. This information is not calculated in accordance with accounting principles generally accepted in the United States (GAAP) and should be considered in addition to, and not as a substitute for, the related GAAP measurements. We use these non-GAAP measures, along with GAAP measures, as a measure of profitability and operating performance because the adjustments allow us to compare our performance on a consistent basis by removing from our operating results the effect of the non-cash stock-based compensation expense, which may vary from period to period due to a number of factors. We believe that the presentation of the non-GAAP financial information provides investors with useful additional information regarding our financial condition and results of operations because it allows a consistent basis of comparison against our historical operating performance and guidance as well as against the operating performance of our competitors. The following reconciles each non-GAAP measure, which excludes the expenses related to the stock award, to the most directly comparable GAAP measure for the full year ended December 31, 2008:

	For the Year Ended December 31, 2008
	As Reported	Stock Based Compensation Expense	Non-GAAP Measurement
NET SALES	$545,050		$545,050
COST OF SALES	245,935	(13,197)	232,738

GROS PROFIT	299,115	13,197	312,312
OPERATING EXPENSES	263,051		263,051

INCOME FROM OPERATIONS	36,064	13,197	49,261

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense	13,921		13,921
Foreign currency transaction loss	621		621
Other expense	155		155

INCOME BEFORE INCOME TAXES	21,367	13,197	34,564
INCOME TAX PROVISION	7,255	4,421	11,676

NET INCOME	$14,112	$8,776	$22,888

Basic earnings per share	$.20	$.13	$.33
Diluted earnings per share	$.20	$.13	$.33

Table B

American Apparel, Inc. and Subsidiaries

Calculation and Reconciliation of Consolidated Adjusted EBITDA

(Amounts in thousands)

(unaudited)

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel’s performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, minority interest in net income of affiliates, interest and other expense, and depreciation and amortization. American Apparel’s management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel’s management believes that the presentation of EBITDA provides useful information regarding American Apparel’s results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel’s business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by American Apparel’s management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel’s lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•

to more accurately compare American Apparel’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel’s calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table B (cont.)

American Apparel, Inc. and Subsidiaries

Calculation and Reconciliation of Consolidated Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	For the Year Ended December 31,
	2008	2007
	(unaudited)	(unaudited)
Net income	$14,112	$15,478
Income taxes	7,255	(195)
Interest and other expense	14,697	15,839
Depreciation and amortization	20,844	13,306

EBITDA	56,908	44,428
Related-party management fee	—	5,302
Stock based compensation expense	13,197	—

Adjusted EBITDA	$70,105	$49,730

Table C

American Apparel, Inc. and Subsidiaries

Business Segment Information

(Amounts in thousands)

(unaudited)

In the fourth quarter of 2008, American Apparel implemented and recorded a full year impact from changes to its intercompany transfer pricing policy which will significantly reduce the overall effective tax rate on international earnings. While the application of the updated intercompany transfer pricing policy did not change the Company’s revenue or operating performance on a consolidated basis, it impacted the allocation of gross profit and operating profit amongst the U.S. Wholesale, Canada and International segments in 2008 when compared to prior years. Intercompany charges related to the transfer pricing implementation included in cost of sales of the Canadian and International segments were $5,306 and $15,750, respectively, for the year ended December 31, 2008. To provide for better comparability against previously disclosed results, set forth below is certain financial information about our operating performance that excludes the impact of changes to the intercompany transfer pricing policy.

	Three Months Ended December 31, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$38,003	$49,815	$18,731	$39,095	$145,644
Gross profit as reported	30,905	37,893	6,211	5,665	80,674
Transfer pricing adjustments	(21,056)	—	5,306	15,750	—
Pro forma gross profit	9,849	37,893	11,517	21,415	80,674
Income (loss) from operations as reported	25,973	9,153	(1,546)	(15,669)	17,911
Pro forma income from operations	4,917	9,153	3,760	81	17,911

	For the Year Ended December 31, 2008
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$162,668	$168,653	$67,280	$146,449	$545,050
Gross profit as reported	46,894	127,936	40,072	84,213	299,115
Transfer pricing adjustments	(21,056)	—	5,306	15,750	—
Pro forma gross profit	25,838	127,936	45,378	99,963	299,115
Income from operations as reported	21,020	33,483	10,754	7,985	73,242
Pro forma (loss) income from operations	(36)	33,483	16,060	23,735	73,242

Contacts:

ICR

Joseph Teklits / Jean Fontana

203-682-8200

or

American Apparel

Adrian Kowalewski, 213-488-0226

Chief Financial Officer